Exhibit 99.1

Hess Reports Estimated Results for the First Quarter of 2009

First Quarter Highlights:

  Net loss of $59 million, compared with net income of $759 million in first quarter 2008
  Oil and gas production of 390,000 barrels of oil equivalent per day, compared with 391,000 in first quarter 2008
  Capital and exploratory expenditures of $805 million, down from $970 million in first quarter 2008
  Successful completion of $1.25 billion debt offering in February 2009

NEW YORK--(BUSINESS WIRE)--April 29, 2009--Hess Corporation (NYSE: HES) reported a net loss of $59 million for the first quarter of 2009 compared with net income of $759 million for the first quarter of 2008. The after-tax results by major operating activity were as follows:

	Three months ended
	March 31 (unaudited)
	2009	2008
	(In millions, except per share amounts)
Exploration and Production	$(64)	$824
Marketing and Refining	102	16
Corporate	(49)	(39)
Interest expense	(48)	(42)

Net income (loss) attributable to Hess Corporation	$(59)	$759

Net income (loss) per share (diluted)	$(.18)	$2.34

Weighted average number of shares (diluted)	323.4	323.8

Exploration and Production generated a loss of $64 million in the first quarter of 2009 compared with income of $824 million in the first quarter of 2008. The Corporation’s oil and gas production, on a barrel-of-oil equivalent basis, was 390,000 barrels per day in the first quarter of 2009, compared with 391,000 barrels per day in the first quarter of 2008. In the first quarter of 2009, the Corporation’s average worldwide crude oil selling price, including the effect of hedging, was $34.42 per barrel, compared with $83.28 per barrel in the first quarter of 2008. The Corporation’s average worldwide natural gas selling price was $5.08 per Mcf in the first quarter of 2009 compared with $7.06 per Mcf in the first quarter of 2008.

Marketing and Refining earnings were $102 million in the first quarter of 2009, an increase of $86 million from the first quarter of 2008, primarily reflecting higher energy marketing margins and improved trading results. Refining operations generated a loss of $18 million in the first quarter of 2009 compared with a loss of $3 million in the first quarter of 2008, reflecting lower refining margins. Marketing earnings were $101 million in the first quarter of 2009, an increase of $69 million from the first quarter of 2008. Trading activities produced a gain of $19 million in the first quarter of 2009, an increase of $32 million from the first quarter of 2008.

The following table reflects the total after-tax impact of items affecting comparability of earnings between periods (in millions):

	Three Months Ended
	March 31,
	2009	2008
Exploration and Production	$(13)	$	-
Corporate	(16)		-
	$(29)	$	-

In the first quarter of 2009 the Corporation recorded an after-tax charge of $13 million related to the impairment of two short-lived fields in the U.K. North Sea. The Corporation also recorded an after-tax charge of $16 million for retirement benefits and employee severance costs.

Net cash provided by operating activities was $625 million in the first quarter of 2009 compared with $1,183 million in the first quarter of 2008. Capital and exploratory expenditures for the first quarter of 2009 amounted to $805 million, of which $759 million related to Exploration and Production operations. Capital and exploratory expenditures for the first quarter of 2008 were $970 million, of which $938 million related to Exploration and Production operations.

At March 31, 2009, cash and cash equivalents totaled $1,157 million compared with $908 million at December 31, 2008. Total debt was $4,328 million at March 31, 2009 and $3,955 million at December 31, 2008. In February of 2009, the Corporation completed a $1.25 billion debt offering. The Corporation’s debt to capitalization ratio at March 31, 2009 was 26.3 percent compared with 24.2 percent at the end of 2008.

Hess Corporation will review first quarter financial and operating results and other matters on a webcast at 10 a.m. today. For details on the event, refer to the Investor Relations section of our website at www.hess.com.

Hess Corporation, with headquarters in New York, is a leading global independent energy company engaged in the exploration for and production of crude oil and natural gas, as well as in refining and marketing refined petroleum products, natural gas and electricity. More information on Hess Corporation is available at www.hess.com.

Forward Looking Statements

Certain statements in this release may constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, uncertainties inherent in the measurement and interpretation of geological, geophysical and other technical data.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES SUPPLEMENTAL FINANCIAL DATA (UNAUDITED) (IN MILLIONS OF DOLLARS)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2009	2008	2008
Income Statement (*)
Revenues and Non-operating Income
Sales (excluding excise taxes) and other operating revenues	$6,915	$10,647	$7,381
Equity in income (loss) of HOVENSA L.L.C.	(41)	(10)	21
Other, net	(2)	63	(153)

Total revenues and non-operating income	6,872	10,700	7,249

Costs and Expenses
Cost of products sold (excluding items shown separately below)	5,182	7,705	5,362
Production expenses	409	424	451
Marketing expenses	257	233	259
Exploration expenses, including dry holes and lease impairment	193	152	258
Other operating expenses	48	45	55
General and administrative expenses	160	152	194
Interest expense	77	67	67
Depreciation, depletion and amortization	486	452	598

Total costs and expenses	6,812	9,230	7,244

Income before income taxes	60	1,470	5
Provision for income taxes	77	718	85

Net income (loss)	(17)	752	(80)
Less: Net income (loss) attributable to noncontrolling interests	42	(7)	(6)
Net income (loss) attributable to Hess Corporation	$(59)	$759	$(74)

Supplemental Income Statement Information
Foreign currency gains (losses), after-tax	$(10)	$11	$(84)
Capitalized interest	1	1	3

Cash Flow Information(*)
Net cash provided by operating activities (**)	$625	$1,183	$495

Capital and Exploratory Expenditures
Exploration and Production
United States	$315	$415	$519
International	444	523	641

Total Exploration and Production	759	938	1,160
Marketing, Refining and Corporate	46	32	90

Total Capital and Exploratory Expenditures	$805	$970	$1,250

Exploration expenses charged to income included above
United States	$53	$62	$49
International	48	59	45

	$101	$121	$94

(*) Reflects the retrospective adoption of Statement of Financial Accounting Standards 160, Accounting for Noncontrolling Interests

(**) Includes changes in working capital

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES SUPPLEMENTAL FINANCIAL DATA (UNAUDITED) (IN MILLIONS OF DOLLARS)

		March 31,	December 31,
		2009	2008
Balance Sheet Information (*)

	Cash and cash equivalents	$1,157	$908
	Other current assets	5,980	6,424
	Investments	1,084	1,127
	Property, plant and equipment – net	16,356	16,271
	Other long-term assets	3,856	3,859
	Total assets	$28,433	$28,589

	Current maturities of long-term debt	$135	$143
	Other current liabilities	7,309	7,587
	Long-term debt	4,193	3,812
	Other long-term liabilities	4,665	4,656
	Total equity excluding other comprehensive income (loss)	14,369	14,399
	Accumulated other comprehensive income (loss)	(2,238)	(2,008)
	Total liabilities and equity	$28,433	$28,589

(*)	Reflects the retrospective adoption of Statement of Financial Accounting Standards 160, Accounting for Noncontrolling Interests

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED) (IN MILLIONS OF DOLLARS)

	First Quarter 2009
	United
	States	International	Total
Sales and other operating revenues	$167	$964	$1,131
Non-operating income (loss)	(2)	10	8

Total revenues and non-operating income	165	974	1,139
Costs and expenses
Production expenses, including related taxes	112	297	409
Exploration expenses, including dry holes and lease impairment	111	82	193
General, administrative and other expenses	27	29	56
Depreciation, depletion and amortization	57	408	465

Total costs and expenses	307	816	1,123

Results of operations before income taxes	(142)	158	16
Provision (benefit) for income taxes	(53)	133	80

Results of operations attributable to Hess Corporation	$(89)	$25	$(64)

	First Quarter 2008
	United
	States	International	Total
Sales and other operating revenues	$448	$2,159	$2,607
Non-operating income	10	37	47

Total revenues and non-operating income	458	2,196	2,654
Costs and expenses
Production expenses, including related taxes	70	354	424
Exploration expenses, including dry holes and lease impairment	83	69	152
General, administrative and other expenses	32	31	63
Depreciation, depletion and amortization	55	379	434

Total costs and expenses	240	833	1,073

Results of operations before income taxes	218	1,363	1,581
Provision for income taxes	84	673	757

Results of operations attributable to Hess Corporation	$134	$690	$824

	Fourth Quarter 2008
	United
	States	International	Total
Sales and other operating revenues	$199	$1,264	$1,463
Non-operating income (loss)	-	(165)	(165)

Total revenues and non-operating income	199	1,099	1,298
Costs and expenses
Production expenses, including related taxes	106	345	451
Exploration expenses, including dry holes and lease impairment	78	180	258
General, administrative and other expenses	50	32	82
Depreciation, depletion and amortization	63	514	577

Total costs and expenses	297	1,071	1,368

Results of operations before income taxes	(98)	28	(70)
Provision (benefit) for income taxes	(37)	92	55

Results of operations attributable to Hess Corporation	$(61)	$(64)	$(125)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2009	2008	2008
Operating Data
Net Production Per Day (in thousands)
Crude oil - barrels
United States	32	36	27
Europe	88	83	84
Africa	126	119	129
Asia and other	15	17	11
Total	261	255	251

Natural gas liquids - barrels
United States	9	11	8
Europe	4	4	5
Total	13	15	13

Natural gas - mcf
United States	78	93	61
Europe	180	296	241
Asia and other	438	342	386
Total	696	731	688
Barrels of oil equivalent	390	391	379

Average Selling Price
Crude oil - per barrel (including hedging)*
United States	$38.58	$92.59	$48.90
Europe	35.31	82.29	46.77
Africa	31.15	78.83	42.93
Asia and other	45.86	96.53	40.39
Worldwide	34.42	83.28	45.00

Crude oil - per barrel (excluding hedging)
United States	$38.58	$92.59	$48.90
Europe	35.31	82.29	46.77
Africa	44.20	93.52	49.90
Asia and other	45.86	96.53	40.39
Worldwide	40.19	89.62	48.31

Natural gas liquids - per barrel
United States	$29.03	$64.83	$36.83
Europe	36.76	76.50	44.05
Worldwide	31.29	67.70	39.00

Natural gas - per mcf (including hedging)*
United States	$4.03	$8.53	$5.56
Europe	6.49	8.96	8.46
Asia and other	4.70	5.01	4.99
Worldwide	5.08	7.06	6.26

Natural gas - per mcf (excluding hedging)
United States	$4.03	$8.53	$5.56
Europe	6.49	9.05	8.62
Asia and other	4.70	5.01	4.99
Worldwide	5.08	7.10	6.32

* The after-tax losses from hedging activities were $82 million in the first quarter of 2009, $95 million in the first quarter of 2008 and $46 million in the fourth quarter of 2008.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES MARKETING AND REFINING SUPPLEMENTAL FINANCIAL AND OPERATING DATA (UNAUDITED)

		First	First	Fourth
		Quarter	Quarter	Quarter
		2009	2008	2008
Financial Information (in millions of dollars)

Marketing and Refining Results
Results of operations before income taxes		$162	$21	$241
Provision for income taxes		60	5	89
	Results of operations attributable to Hess Corporation	$102	$16	$152

Summary of Marketing and Refining Results
Refining		$(18)	$(3)	$27
Marketing		101	32	138
Trading		19	(13)	(13)
	Results of operations attributable to Hess Corporation	$102	$16	$152

Operating Data (barrels and gallons in thousands)

Refined Product Sales (barrels per day)
Gasoline		227	223	225
Distillates		150	168	154
Residuals		85	67	62
Other		39	37	36
	Total	501	495	477

Refinery Throughput (barrels per day)
HOVENSA - Crude runs		410	446	392
HOVENSA - Hess 50% share		205	223	196
Port Reading		62	61	64

Refinery Utilization	Refinery Capacity
HOVENSA	(barrels per day)
Crude	500	82.0%	89.1%	78.4%
FCC	150	71.4%	74.3%	70.5%
Coker	58	80.5%	91.5%	73.5%
Port Reading	70	88.2%	87.1%	92.0%

Retail Marketing
Number of retail stations (a)		1,358	1,367	1,366
Convenience store revenue (in millions of dollars) (b)		$255	$239	$258
Average gasoline volume per station (gallons per month) (b)		199	195	200

(a) Includes company operated, Wilco-Hess, dealer and branded retailer.
(b) Company operated only.

CONTACT:
Hess Corporation
Investors:
Jay Wilson, 212-536-8940
OR
Media:
Jon Pepper, 212-536-8550